DELOITTE & TOUCHE LLP
Two Jericho Plaza
Jericho, New York 11753-1683
Telephone: (516) 935-9000
Facsimile: (516) 935-9056





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated January 24, 1997, appearing in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 1996.




s/ DELOITTE & TOUCHE LLP

March 28, 1997





DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL